Exhibit 10.25
PROMISSORY NOTE

Borrower:	Valentec Systems, Inc.

2618 York Ave; Minden, LA 71055

Lender:	Soltam Systems, Inc.

Principal Amount:	$400,000.00
1.	FOR VALUE RECEIVED, Valentec Systems, Inc. promises to pay to Soltam Systems, P.O. B. 13 Yokneam, 20692 Israel, or at such address as may later be provided in writing to Valentec Systems, Inc., the principal sum of four hundred thousand ($400,000.00) USD, without interest payable on the unpaid principal.

2.	This Note is repayable in full within 30 days of Soltam Systems providing Valentec Systems, Inc. with written notice of demand.

3.	This Note will be construed in accordance with and governed by the laws of the State of Louisiana.

4.	All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Soltam Systems, in enforcing this Note as a result of any default by Valentec Systems, Inc., will be added to the principal then outstanding and will immediately be paid by Valentec Systems, Inc..

5.	This Note will ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Valentec Systems, Inc. and Soltam Systems. Valentec Systems, Inc. waives presentment for payment, notice of non-payment, protest and notice of protest.
IN WITNESS WHEREOF Valentec Systems, Inc. has duly affixed its signature by a duly authorized officer under seal on this 8th day of October, 2001.

SIGNED, SEALED AND DELIVERED
this ______ day of _________________, ______
in the presence of:

	/s/ Steve Shows	(SEAL)

Valentec Systems, Inc.

WITNESS: